CORTEVA agriscience

News Release

Corteva Reports Third-Quarter 2026 Results; Updates FY 2026 Outlook

- Third-quarter results reflect strong new product sales growth and continued operational excellence, helping mitigate broader market headwinds
- Pricing pressure was concentrated in North America and Latin America, reflecting an anticipated acetochlor headwind and competitive dynamics on molecules late in their lifecycle, respectively
- Full-year 2026 guidance updated reflecting weaker market conditions than previously anticipated in Brazil

INDIANAPOLIS, November 11, 2026 – Corteva, Inc. (NYSE: CTVA) ("Corteva" or the "Company") today reported financial results for the third quarter and nine months ended September 30, 2026.

3Q 2026 Results Overview

	Net Sales	Loss from Cont. Ops (After Tax)	EPS
Pro Forma GAAP	**$1.59B**	**$(54)M**	**$(0.08)**
vs. 3Q 2025	**(9)%**	**(190)%**	**(189)%**
	Organic[1] Sales	**Operating EBITDA[1]**	**Operating EPS[1]**
Adjusted Pro Forma NON-GAAP	**$1.58B**	**$0.22B**	**$0.06**
vs. 3Q 2025	**(9)%**	**(17)%**	**(57)%**

YTD 2026 Results Overview

	Net Sales	Inc. from Cont. Ops (After Tax)	EPS
Pro Forma GAAP	**$5.36B**	**$112M**	**$0.16**
vs. YTD 2025	**(1)%**	**(68)%**	**(68)%**
	Organic[1] Sales	**Operating EBITDA[1]**	**Operating EPS[1]**
Adjusted Pro Forma NON-GAAP	**$5.20B**	**$0.94B**	**$0.76**
vs. YTD 2025	**(4)%**	**Flat**	**49%**

2026 YTD Highlights

- Net sales decreased 1% and organic[1] sales decreased 4%. Volume was flat with growth in all regions, except Latin America. Price declined 4%, primarily reflecting pressure on molecules late in their lifecycle in Brazil and acetochlor in the U.S.
- Pro Forma GAAP income from continuing operations after taxes was $112 million, with a margin of 2.1%, while earnings per share (EPS) from continuing operations was $0.16 per share.
- Adjusted Pro Forma Operating EBITDA[1] and Operating EPS[1] were $943 million, and $0.76 per share, respectively. Adjusted Pro Forma Operating EBITDA margin expanded 30 basis points to 17.6%.
- Board of Directors authorized first common dividend post spin.
- Company updates full-year 2026 guidance[3] and expects Adjusted Pro Forma Operating EBITDA[1] to be in the range of $1.1 to $1.125 billion. Adjusted Pro Forma Operating EPS[1] is expected to be between $0.76 and $0.80 per share.

1. Organic Sales, Adjusted Pro Forma Operating EPS, and Adjusted Pro Forma Operating EBITDA are non-GAAP measures. See page 4 for further discussion. 2. North America is defined as U.S. and Canada. EMEA is defined as Europe, Middle East and Africa. 3. The Company does not provide the most comparable GAAP measure on a forward-looking basis. See page 3 for further discussion.

News Release 3Q/YTD 2026

"We executed well against the things we can control. New products performed strongly, productivity delivered, and we generated broad-based organic growth outside Latin America. The pressure remains concentrated. Acetochlor pricing in the U.S. was consistent with our expectations, but Brazil was materially weaker than anticipated. While those conditions are reflected in our updated outlook, our strategy has not changed. Innovation, productivity and disciplined execution remain the foundation for sustainable long-term growth."

Luke Kissam
CEO

Summary of Third Quarter 2026

For the third quarter ended September 30, 2026, net sales decreased 9% versus the same period last year. Organic[1] sales decreased 9%.

Volume declined 2% year over year, as broad-based growth across most regions was more than offset by challenging market dynamics in Brazil. Pricing declined 7%, driven by competitive pressure on molecules late in their lifecycle in Brazil and U.S. acetochlor.

North America[2] reported 7% organic[1] sales growth, with volume up 19% as new product growth and early demand more than offset pricing headwinds in U.S. acetochlor.

EMEA[2] reported 14% organic[1] sales growth, driven by strong demand for new and differentiated products while holding price flat.

Latin America organic[1] sales declined 31%, reflecting challenging market dynamics in Brazil. Volumes decreased 24% due to elevated channel inventory and delayed purchasing given farmer liquidity constraints and high interest rates. Price declined 7% amid competitive pressure on mature molecules.

Asia Pacific reported 5% organic[1] sales growth, led by strong demand for new products, which supported 7% volume growth. Price declined 2% due to a competitive market environment.

Pro Forma GAAP income (loss) from continuing operations after income taxes was $(54) million in third quarter of 2026 compared to $60 million in third quarter of 2025, a margin decline of 680 basis points. Adjusted Pro Forma Operating EBITDA[1] for the third quarter of 2026 was $222 million, down 17% compared to prior year, translating into 140 basis points of Adjusted Pro Forma Operating EBITDA[1] margin erosion.

Adjusted Pro Forma ($ in millions, except where noted)	**3Q 2026**	**3Q 2025**	**% Change**	**% Organic[1] Change**
Net Sales	**$1,591**	**$1,742**	**(9)%**	**(9)%**
North America	$574	$537	7%	7%
EMEA	$239	$213	12%	14%
Latin America	$570	$791	(28)%	(31)%
Asia Pacific	$208	$201	3%	5%
3Q Operating EBITDA	**$222**	**$268**	**(17)%**	**N/A**

Adjusted Pro Forma ($ in millions, except where noted)	**YTD 2026**	**YTD 2025**	**% Change**	**% Organic[1] Change**
Net Sales	**$5,357**	**$5,419**	**(1)%**	**(4)%**
North America	$1,826	$1,821	-%	-%
EMEA	$1,438	$1,345	7%	1%
Latin America	$1,403	$1,601	(12)%	(18)%
Asia Pacific	$690	$652	6%	7%
YTD Operating EBITDA	**$943**	**$937**	**0%**	**N/A**

2

News Release 3Q/YTD 2026 3 2026 Guidance Agricultural fundamentals continue to be supported by the need for growers to improve productivity and protect yield, driving demand for differentiated technologies. However, Crop Protection market conditions have become more challenging, particularly in Brazil, where farmer liquidity constraints, elevated financing costs, just-in-time purchasing and increased pricing pressure have resulted in a significantly softer market than previously anticipated. Demand for the Company’s differentiated new products remains strong, and regional performance outside Latin America has been resilient. Reflecting these market dynamics, primarily the deterioration in Brazil, the Company updated its full-year 2026 guidance³. Adjusted Pro Forma Operating EBITDA¹ is now expected to be between $1.1 billion and $1.125 billion, and Adjusted Pro Forma Operating EPS1 is expected to be between $0.76 and $0.80 per share. The Company remains focused on the priorities within its control, including differentiated innovation, productivity and disciplined execution. The Company is not able to reconcile its forward-looking non-GAAP financial measures to its most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of its control, such as Significant Items, without unreasonable effort. Third Quarter Conference Call The Company will host a live webcast of its third quarter 2026 earnings conference call with investors to discuss its results and outlook tomorrow, November 12, 2026, at 10:30 a.m. ET. The slide presentation that accompanies the conference call is posted on the Company’s Investor Events and Presentations page. A replay of the webcast will also be available on the Investor Events and Presentations page. About Corteva Corteva, Inc. (NYSE: CTVA) is a global crop protection company with a leading portfolio of differentiated solutions, including award-winning conventional chemistries and advantaged biologicals, seed-applied technologies and nature-inspired products that help farmers increase yields and protect crops from the stresses of weather, insects, weeds and diseases. Driven by a robust innovation pipeline, deep customer relationships, operational excellence, and disciplined capital allocation, Corteva is focused on creating value for our farmers, channel partners, employees, shareholders, and the communities in which it operates. More information can be found at www.corteva.com. Cautionary Statement About Forward-Looking Statements This press release contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “outlook,” “will,” “is designed to,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends,” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s (the “company’s”) financial results or outlook; strategy for growth; product development; regulatory approvals; market position; capital allocation strategy; liquidity; sustainability targets and initiatives; the anticipated benefits of acquisitions, restructuring actions, or cost savings initiatives; the anticipated benefits and impacts of Corteva’s separation of its Seed business; and the outcome of contingencies, such as litigation and environmental matters, are forward-looking statements. Forward-looking statements and other estimates are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond the company’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the company’s business, results of operations and financial condition. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements include: (i) failure to obtain or maintain the necessary regulatory approvals for some of the company’s products; (ii) failure to successfully develop and commercialize the company’s pipeline; (iii) effect of the degree of public understanding and acceptance or perceived public acceptance of the company’s technology and other agricultural products; (iv) failure to comply with competition and antitrust laws; (v) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (vi) effect of competition in the company’s industry; (vii) risks related to recent funding and staff reductions at U.S. government agencies; (viii) effect of climate change and unpredictable seasonal and weather factors; (ix) effect of changes in agricultural and related policies of governments and international organizations; (x) risks related to environmental litigation and the indemnification obligations of legacy EIDP liabilities; (xi) risk related to geopolitical and military conflict; (xii) effect of volatility in the company’s input costs; (xiii) risks related to the company’s global operations; (xiv) effect of industrial espionage and other disruptions to the company’s supply chain, information technology or network systems; (xv) impact of the company’s dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (xvi) failure of the company’s customers to pay their debts to the company, including customer financing programs; (xvii) failure to effectively manage acquisitions, divestitures, alliances, restructurings, cost savings initiatives, and other portfolio actions; (xviii) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to the company; (ix) increases in pension and other post-employment benefit plan funding obligations; (x) risks related to pandemics or epidemics; (xi) capital markets sentiment towards sustainability matters; (xxii) risk related to the company’s intellectual property rights or defense against intellectual property claims asserted by others; (xxiii) the effect of counterfeit products; ((xxiv) risks related to Corteva’s separation from DowDuPont; and (xxv) risks related to Corteva’s separation of its Seed business including, but not limited to, whether the objectives of the separation will be achieved; the terms, structure, benefits and costs of any action or transaction resulting from the separation; risks related to Corteva and Vylor providing services to one another; the risk of any unexpected costs or expenses resulting from the separation and the risk of any litigation as a result of, or relating to, the separation, including but not limited to fraudulent conveyance claims. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in Corteva’s annual and quarterly reports filed on Forms 10-K and 10-Q with the U.S. Securities and Exchange Commission.

News Release 3Q/YTD 2026 4 Regulation G (Non-GAAP Financial Measures) This earnings release includes information that does not conform to U.S. GAAP and are considered non-GAAP measures. These measures may include organic sales, organic growth (including by segment and region), adjusted pro forma operating EBITDA, adjusted pro forma operating earnings (loss) per share, and adjusted pro forma base income tax rate. Management uses these measures internally for planning and forecasting, including allocating resources and evaluating incentive compensation. Management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year over year results. These non-GAAP measures supplement the Company’s U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page A-4 of the Financial Statement Schedules. Corteva is not able to reconcile its forward-looking non-GAAP financial measures to its most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of the Company’s control, such as significant items, without unreasonable effort. For significant items reported in the periods presented, refer to page A-8 of the Financial Statement Schedules. The Company committed to restructuring activities to optimize the Crop Protection network of manufacturing and external partners, which are expected to be substantially complete in 2028. The Company expects to record approximately $130 million to $140 million net pre-tax restructuring charges during 2026 for these activities. Organic sales is defined as price and volume and excludes currency and portfolio and other impacts, including significant items. Pro forma operating EBITDA is defined as pro forma earnings (loss) (i.e., pro forma income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items and separation costs. Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites, as well as rental income recorded under the carve-out basis of accounting. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreements, between Corteva and Dow and/or DuPont, and between Corteva and Vylor, that are recorded by the Company as pre-tax income or expense. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from changes in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility. Pro forma operating EBITDA margin is defined as pro forma operating EBITDA as a percentage of net sales. Adjusted pro forma operating EBITDA represents pro forma operating EBITDA, further adjusted to reflect management’s estimates of certain incremental cost savings associated with operating Corteva as an independent public company that are not reflected in pro forma operating EBITDA. Adjusted pro forma operating EBITDA margin is defined as adjusted pro forma operating EBITDA as a percentage of net sales. Management believes this measure provides useful supplemental information regarding the expected cost structure of Corteva as an independent public company. The management adjustments are based on estimates and assumptions and actual costs and savings may differ materially from those reflected in the adjustments. Pro forma operating earnings (loss) per share is defined as pro forma income (loss) per common share from continuing operations – diluted, excluding the after-tax impact of significant items, the after-tax impact of separation costs, the after-tax impact of non-operating benefits (costs), the after-tax impact of amortization expense associated with intangible assets existing as of the Corteva Separation from DowDuPont, and the after-tax impact of net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting. Although amortization of the Company’s intangible assets is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Adjusted pro forma operating earnings (loss) per share is defined as pro forma earnings (loss) per share plus the after-tax impact of management adjustments. Pro forma adjusted base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items, separation costs, amortization of intangibles (existing as of Corteva Separation), mark-to-market (gains) losses on certain foreign currency contracts not designated as hedges, and non-operating (benefits) costs, plus the effect of management adjustments. ® TM Corteva Agriscience and its affiliated companies. 11/11/2026 Media Contact Bethany Shively +1 804-866-2377 bethany.shively@corteva.com Investor Contact Rafael Soares +1 302-299-3418 rafael.soares@corteva.com